                                                                 Exhibit 21
                                 SPIEGEL, INC.

                            LISTING OF SUBSIDIARIES
                               DECEMBER 31, 1994


Name of Corporation                                        Incorporated In
-----------------------------------------------           -----------------
Cara Corporation                                              Illinois

Catalog 1, Inc.                                               Delaware

Distribution Fulfillment Services, Inc.                       Delaware

Eddie Bauer, Inc.                                             Delaware

Eddie Bauer International, Inc. (1)                           Delaware

Equity Cash Benefit Insurance Agency, Inc.                    Illinois

Equity Cash Benefit Insurance Agency, Inc.                     Nevada

First Consumers National Bank                              Federal Charter

For You, Inc.                                                 Delaware

Hampton Realty Acquisition Corporation (2)                    Delaware

Kids Stores, Inc.                                             Delaware

Newport News, Inc. (formerly New Hampton, Inc.)               Delaware

Spiegel Acceptance Corporation                                Delaware

Spiegel Credit Corporation                                    Delaware

Spiegel Credit Corporation II                                 Delaware

Spiegel Credit Corporation III                                Delaware

Eddie Bauer of Canada, Inc. (1)                                Canada

Spiegel Management Group, Inc.                                Delaware

Spiegel of Philadelphia, Inc.                               Pennsylvania

Spiegel Properties Inc.                                       Delaware

Spiegel Publishing Company                                    Illinois

Spiegel Teleservice, Inc.                                     Illinois

Spiegel Teleservice, Inc.                                      Nevada

Together Retail U.S.A., Inc.                                  Delaware

Ultimate Outlet Inc.                                          Delaware

(1) Wholly-owned subsidiary of Eddie Bauer, Inc., a wholly-owned subsidiary of Spiegel, Inc.

(2) Wholly-owned subsidiary of Newport News, Inc., a wholly-owned subsidiary of Spiegel, Inc.